THE DREYFUS FAMILY OF FUNDS

(Dreyfus Family of Funds—Funds Included on Schedule A)

Rule 18f-3 Plan

Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Board of an investment company desiring to offer multiple classes pursuant to said Rule adopt a plan setting forth the separate arrangement and expense allocation of each class, and any related conversion features or exchange privileges.

The Board, including a majority of the non-interested Board members, of each of the investment companies, or series thereof, listed on Schedule A attached hereto, as such Schedule may be revised from time to time (each, a "Fund"), which desires to offer multiple classes has determined that the following plan is in the best interests of each class individually and each Fund as a whole:

1.         Class Designation:  Fund shares shall be divided, except as otherwise noted on Schedule A, into Class A, Class C and Class I and, if indicated on Schedule A hereto, Class J, Class Y and Class Z.

2.         Differences in Services:  The services offered to shareholders of each Class, unless otherwise noted on Schedule A, shall be substantially the same, except that Right of Accumulation, Letter of Intent and Reinvestment Privilege shall be available only to holders of Class A shares, and Dreyfus Express® services shall be available only to holders of Class Z shares.  Dreyfus Automatic Asset Builder®,  Dreyfus Payroll Savings Plan,  Dreyfus Government Direct Deposit,  Dreyfus Dividend Sweep,  Dreyfus Auto-Exchange Privilege and  Dreyfus Automatic Withdrawal Plan are not available for Class Y shares.

3.          Differences in Distribution Arrangements:  Class A shares shall be offered with a front-end sales charge, as such term is defined under the Conduct Rules of the Financial Industry Regulatory Authority (the "FINRA Conduct Rules"), and a deferred sales charge (a "CDSC"), as such term is defined under the FINRA Conduct Rules, may be assessed on certain redemptions of Class A shares, including Class A shares purchased without an initial sales charge as part of an investment of $1 million or more.  The amount of the sales charge and the amount of and provisions relating to the CDSC pertaining to the Class A shares are set forth on Schedule B hereto.

Class C shares shall not be subject to a front-end sales charge, but shall be subject to a CDSC and shall be charged an annual distribution fee under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.  The amount of and provisions relating to the CDSC, and the amount of the fees under the Distribution Plan pertaining to the Class C shares, are set forth on Schedule C hereto.

Class I shares shall be offered at net asset value only to (i) bank trust departments, trust companies and insurance companies that have entered into agreements with the Fund's Distributor to offer Class I shares to their clients, (ii) institutional investors acting in a fiduciary, advisory, agency, custodial or similar capacity for qualified or non-qualified employee benefit plans, including pension, profit-sharing and other deferred compensation plans, whether established by corporations, partnerships, non-profit entities, trade or labor unions, or state and local governments ("Retirement Plans"), and IRAs set up under Simplified Employee Pension Plans ("SEP-IRAs"), but not including IRAs or IRA "Rollover Accounts" (Class I shares may be purchased for a Retirement Plan or SEP-IRA only by a custodian, trustee, investment manager or other entity authorized to act on behalf of such Retirement Plan or SEP-IRA that has entered into an agreement with the Fund's Distributor to offer Class I shares to such Retirement Plan or SEP-IRA), (iii) law firms or attorneys acting as trustees or executors/administrators, (iv) foundations and endowments that make an initial investment in the Fund of at least $1 million, (v) sponsors of college savings plans that qualify for tax-exempt treatment under Section 529 of the Internal Revenue Code of 1986, as amended (the "Code"), that maintain an omnibus account with the Fund and do not require shareholder tax reporting or 529 account support responsibilities from the Fund's Distributor, (vi) advisory fee-based accounts offered through financial intermediaries who, depending on the structure of the selected advisory platform, make Class I shares available, (vii) certain institutional clients of an investment advisory subsidiary of The Bank of New York Mellon Corporation approved by The Dreyfus Corporation, and (viii) with respect to Class I shares of those Funds indicated on Schedule A hereto, unaffiliated investment companies approved by the Fund's Distributor.

Class Y shares shall be offered at net asset value only to (i) institutional investors, acting for themselves or on behalf of their clients, that have entered into an agreement with the Fund's Distributor, and, except as otherwise may be approved by The Dreyfus Corporation with respect to certain Retirement Plans, that make an initial investment in Class Y shares of the Fund of at least $1 million, (ii) certain institutional clients of an investment advisory subsidiary of The Bank of New York Mellon Corporation, provided that such clients are approved by The Dreyfus Corporation and make an initial investment in Class Y shares of the Fund of at least $1 million, and (iii) with respect to Class Y shares of those Funds indicated on Schedule A hereto, certain funds in the Dreyfus Family of Funds and series of BNY Mellon Funds Trust.

Class A and Class C shares shall be subject to an annual service fee at the rate of .25% of the value of the average daily net assets of such Class pursuant to a Shareholder Services Plan.

Class J shares shall be offered at net asset value only to certain shareholders as set forth on Schedule A hereto.

Class Z shares shall be offered at net asset value only to certain shareholders as set forth on Schedule A hereto.  Class Z shares shall be subject to an annual service fee at the rate of up to .25% of the value of the average daily net assets of such Class pursuant to a Shareholder Services Plan.

4.         Expense Allocation:  The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis:  (a) fees under a Distribution Plan and Shareholder Services Plan; (b) printing and postage expenses related to preparing and distributing materials, such as shareholder reports, prospectuses and proxies, to current shareholders of a specific Class; (c) Securities and Exchange Commission and Blue Sky registration fees incurred by a specific Class; (d) the expense of administrative personnel and services as required to support the shareholders of a specific Class; (e) litigation or other legal expenses relating solely to a specific Class; (f) transfer agent fees identified by the Fund's transfer agent as being attributable to a specific Class; and (g) Board members' fees incurred as a result of issues relating to a specific Class.

5.          Conversion Features:  No Class shall be subject to any automatic conversion feature.  Except as otherwise set forth on Schedule A hereto, shares of one Class of a Fund may be converted into shares of another Class of the Fund, provided the shareholder requesting the conversion meets the eligibility requirements for the purchase of the new Class of shares of the Fund.  Shares subject to a CDSC or a redemption fee at the time of the requested conversion shall not be eligible for conversion.

6.          Exchange Privileges:  Shares of a Class shall be exchangeable only for (a) shares of the same Class of other investment companies managed or administered by The Dreyfus Corporation or its affiliates as specified from time to time and (b) shares of certain other Classes of such investment companies or shares of certain other investment companies as specified from time to time.

Amended as of:  October 1, 2014

SCHEDULE A

Name of Fund	Date Plan Adopted

Advantage Funds, Inc.	February 25, 1999
(Revised as of August 22, 2014)
--Dreyfus International Value Fund†
--Dreyfus Strategic Value Fund*†††
--Dreyfus Structured Midcap Fund*†††
--Dreyfus Technology Growth Fund††
--Dynamic Total Return Fund*†††
--Dreyfus Opportunistic Midcap Value Fund*†††
--Dreyfus Global Real Return Fund*†††
--Dreyfus Global Dynamic Bond Fund*†††
--Dreyfus Total Emerging Markets Fund*†††
--Dreyfus Opportunistic U.S. Stock Fund†

Dreyfus International Funds, Inc.	September 9, 2002
(Revised as of August 22, 2014)
--Dreyfus Emerging Markets Fund*†††

Dreyfus Investment Funds	December 3, 2008
(Revised as of February 21, 2014)
--Dreyfus/Newton International Equity Fund*†††
--Dreyfus Diversified Emerging Markets Fund*
--Dreyfus/The Boston Company Small Cap Growth Fund****†††
--Dreyfus/The Boston Company Small/Mid Cap Growth Fund*†††
--Dreyfus/The Boston Company Small Cap Value Fund***††
--Dreyfus Tax Sensitive Total Return Bond Fund*†††
--Dreyfus/Standish Global Fixed Income Fund*†††

Dreyfus Investment Grade Funds, Inc.	October 18, 2007
(Revised as of July 1, 2013)
--Dreyfus Intermediate Term Income Fund*†††

Dreyfus Manager Funds I	November 17, 2003
(Revised as of July 1, 2013)
--Dreyfus Research Long/Short Equity Fund*†††

Dreyfus Manager Funds II	October 14, 2003
(Revised as of March 13, 2012)
--Dreyfus Balanced Opportunity Fund**††#

Dreyfus Opportunity Funds	April 17, 2000
(Revised as of May 27, 2014)
--Dreyfus Natural Resources Fund†
--Dreyfus Strategic Beta Emerging Markets Equity Fund*†††±
--Dreyfus Strategic Beta Global Equity Fund*†††±
--Dreyfus Strategic Beta U.S. Equity Fund*†††±

SCHEDULE A (continued)

Name of Fund	Date Plan Adopted

Dreyfus Premier Investment Funds, Inc.	April 24, 1995
(Revised as of September 23, 2014)
--Dreyfus Greater China Fund††
--Dreyfus Emerging Asia Fund†
--Dreyfus Diversified International Fund
--Dreyfus Global Real Estate Securities Fund*†††
--Dreyfus Large Cap Equity Fund††
--Dreyfus Large Cap Growth Fund††
--Dreyfus Global Infrastructure Fund*†††±

Dreyfus Premier Worldwide Growth Fund, Inc.	April 12, 1995
(Revised as of July 1, 2013)
--Dreyfus Worldwide Growth Fund*†††

Dreyfus Stock Funds	January 27, 2003
(Revised as of March 13, 2012)
--Dreyfus International Equity Fund†
--Dreyfus Small Cap Equity Fund††

Dreyfus Research Growth Fund, Inc.*†††##	July 15, 2008
(Revised as of July 1, 2013)

The Dreyfus/Laurel Funds, Inc.	April 20, 2006
(Revised as of September 17, 2013)
--Dreyfus Opportunistic Fixed Income Fund*†††
--Dreyfus Opportunistic Emerging Markets Debt Fund*†††
--Dreyfus Floating Rate Income Fund*†††

The Dreyfus/Laurel Funds Trust	December 20, 2005
(Revised as of July 1, 2013)
--Dreyfus International Bond Fund*†††
--Dreyfus Equity Income Fund*†††
--Dreyfus Global Equity Income Fund*†††
--Dreyfus Emerging Markets Debt Local Currency Fund*†††

Dreyfus BNY Mellon Funds, Inc.	December 17, 2013
(Revised as of September 1, 2014)
--Dreyfus Global Emerging Markets Fund*†††
--Dreyfus Yield Enhancement Strategy Fund*
--Dreyfus Alternative Diversifier Strategies Fund*
--Dreyfus Select Managers Long/Short Fund*†††
--Dreyfus TOBAM Emerging Markets Fund*†††
--Dreyfus TOBAM Global Equity Fund*†††±
--Dreyfus TOBAM U.S. Equity Fund*†††±

SCHEDULE A (continued)

Name of Fund	Date Plan Adopted

Strategic Funds, Inc.	September 17, 2002
(Revised as of July 1, 2013)
--Dreyfus Active MidCap Fund††
--Global Stock Fund*†††
--International Stock Fund*†††
--Dreyfus U.S. Equity Fund*†††
--Dreyfus Select Managers Small Cap Value Fund*†††
--Dreyfus Select Managers Small Cap Growth Fund*†††

________________________

*	The Fund also offers Class Y shares.
**	The Fund also offers Class J shares only to shareholders who received Class J shares in exchange for shares of its predecessor fund as a result of the reorganization of such fund.
***	The Fund offers Class A and Class I shares only.
****	The Fund offers Class I and Class Y shares only.
†	The Fund offers Class I shares to certain funds in the Dreyfus Family of Funds and unaffiliated investment companies approved by the Fund's Distributor.
††	The Fund offers Class I shares to unaffiliated investment companies approved by the Fund's Distributor.
†††

The Fund offers Class Y shares to certain funds in the Dreyfus Family of Funds and series of BNY Mellon Funds Trust and offers Class I shares to unaffiliated investment companies approved by the Fund's Distributor.

#

The Fund also offers Class Z shares only to shareholders who received Class Z shares in exchange for their shares of Dreyfus Balanced Fund, Inc. as a result of the reorganization of such fund and who continue to maintain accounts with the Fund at the time of purchase. In addition, certain broker-dealers and other financial institutions maintaining accounts with Dreyfus Balanced Fund, Inc. at the time of the reorganization of such fund may open new accounts in Class Z shares of the Fund on behalf of qualified retirement plans and wrap accounts or similar programs.

##

The Fund also offers Class Z shares only to shareholders of the Fund with Fund accounts that existed on September 30, 2008 (the date of the implementation of the Fund's multiple class distribution structure) and who continue to maintain accounts with the Fund at the time of purchase. In addition, certain broker-dealers and other financial institutions maintaining accounts with the Fund at that time may open new accounts in Class Z shares of the Fund on behalf of qualified retirement plans and wrap accounts or similar programs.

±	Shares of one Class of the Fund may not be converted into shares of another Class of the Fund.

SCHEDULE B

Front-End Sales Charge--Class A Shares--Effective December 1, 1996, the public offering price for Class A shares, except as set forth below, shall be the net asset value per share of Class A plus a sales load as shown below:

	Total Sales Load
Amount of Transaction	As a % of offering price per share	As a % of net asset value per share
Less than $50,000.....................................................	5.75	6.10
$50,000 to less than $100,000...................................	4.50	4.70
$100,000 to less than $250,000.................................	3.50	3.60
$250,000 to less than $500,000.................................	2.50	2.60
$500,000 to less than $1,000,000..............................	2.00	2.00
$1,000,000 or more...................................................	-0-	-0-

Front-End Sales Charge--Class A Shares--Shareholders Beneficially Owning Class A Shares on November 30, 1996 and Class A Shares of Dreyfus International Bond Fund, Dreyfus Intermediate Term Income Fund, Dreyfus Emerging Markets Debt Local Currency Fund, Dreyfus Tax Sensitive Total Return Bond Fund, Dreyfus/Standish Global Fixed Income Fund,  Dreyfus Opportunistic Fixed Income Fund and Dreyfus Yield Enhancement Strategy Fund--For shareholders who beneficially owned Class A shares of a Fund on November 30, 1996 and for Class A shares of Dreyfus International Bond Fund, Dreyfus Intermediate Term Income Fund, Dreyfus Emerging Markets Debt Local Currency Fund, Dreyfus/Standish Intermediate Tax Exempt Bond Fund, Dreyfus/Standish Global Fixed Income Fund, Dreyfus Opportunistic Fixed Income Fund and Dreyfus Yield Enhancement Strategy Fund, the public offering price for Class A shares of such Funds, except as set forth below, shall be the net asset value per share of Class A plus a sales load as shown below:

	Total Sales Load
Amount of Transaction	As a % of offering price per share	As a % of net asset value per share
Less than $50,000.....................................................	4.50	4.70
$50,000 to less than $100,000...................................	4.00	4.20
$100,000 to less than $250,000.................................	3.00	3.10
$250,000 to less than $500,000.................................	2.50	2.60
$500,000 to less than $1,000,000..............................	2.00	2.00
$1,000,000 or more...................................................	-0-	-0-

SCHEDULE B (continued)

Front-End Sales Charge--Class A Shares of Dreyfus Active MidCap Fund Only--For shareholders who beneficially owned Class A shares of Dreyfus Premier Aggressive Growth Fund on December 31, 1995 *  and who received Class A shares of Dreyfus Active MidCap Fund (formerly, Dreyfus New Leaders Fund) as a result of the merger of such fund into Dreyfus Active MidCap Fund on March 28, 2003, the public offering price for Class A shares of Dreyfus Active MidCap Fund (for as long as the shareholder's account is open) shall be the net asset value per share of Class A plus a sales load as shown below:

	Total Sales Load
Amount of Transaction	As a % of offering price per share	As a % of net asset value per share
Less than $100,000...................................................	3.00	3.10
$100,000 to less than $250,000.................................	2.75	2.80
$250,000 to less than $500,000.................................	2.25	2.30
$500,000 to less than $1,000,000..............................	2.00	2.00
$1,000,000 or more...................................................	-0-	-0-

Front-End Sales Charge--Class A Shares--Shareholders Who Received Class A Shares of a Fund in Exchange for Class T Shares of the Fund on February 4, 2009--For shareholders who received Class A shares of a Fund in exchange for Class T shares of the Fund on February 4, 2009, the public offering price for Class A shares of such Fund, except as set forth below, shall be the net asset value per share of Class A plus a sales load as shown below:

	Total Sales Load
Amount of Transaction	As a % of offering price per share	As a % of net asset value per share
Less than $50,000.....................................................	4.50	4.70
$50,000 to less than $100,000...................................	4.00	4.20
$100,000 to less than $250,000.................................	3.00	3.10
$250,000 to less than $500,000.................................	2.00	2.00
$500,000 to less than $1,000,000..............................	1.50	1.50
$1,000,000 or more...................................................	-0-	-0-

*       At a meeting held on March 7, 2003, shareholders of Dreyfus Premier Aggressive Growth Fund voted to merge such Fund into Dreyfus Active MidCap Fund (formerly, Dreyfus New Leaders Fund).  In addition, at a meeting held on December 16, 1996, shareholders of Dreyfus Premier Strategic Growth Fund voted to merge such Fund into Dreyfus Premier Aggressive Growth Fund.  Shareholders of Dreyfus Premier Aggressive Growth Fund who received Class A shares of Dreyfus Active MidCap Fund and shareholders of Dreyfus Premier Strategic Growth Fund who received Class A shares of Dreyfus Premier Aggressive Growth Fund in the respective merger are deemed to have beneficially owned such shares as of the date they beneficially owned Class A shares of the merging Fund for purposes of the front-end sales charge applicable to purchases of Class A shares of Dreyfus Active MidCap Fund by such former shareholders of Dreyfus Premier Aggressive Growth Fund.

SCHEDULE B (continued)

Front-End Sales Charge--Class A Shares of Dreyfus Floating Rate Income Fund Only--The public offering price for Class A shares of Dreyfus Floating Rate Income Fund shall be the net asset value per share of Class A plus a sales load as shown below:

	Total Sales Load—Class A Shares
Amount of Transaction	As a % of Offering Price per Share	As a % of Net Asset Value per Share

Less than $100,000	2.50	2.60
$100,000 to less than $250,000	2.00	2.10
$250,000 to less than $500,000	1.50	1.52
$500,000 to less than $1,000,000	1.00	1.01
$1,000,000 or more	-0-	-0-

Contingent Deferred Sales Charge--Class A Shares--A CDSC of 1.00% shall be assessed, except as set forth below, at the time of redemption of Class A shares purchased without an initial sales charge as part of an investment of at least $1,000,000 and redeemed within one year of purchase.  The terms contained in Schedule C pertaining to the CDSC assessed on redemptions of Class C shares, including the provisions for waiving the CDSC, shall be applicable to the Class A shares subject to a CDSC.  Letter of Intent and Right of Accumulation, to the extent offered, shall apply to purchases of Class A shares subject to a CDSC.

Class A Shares of Dreyfus Technology Growth Fund, Dreyfus Strategic Value Fund, Dreyfus Emerging Markets Fund, Dreyfus International Value Fund, Dreyfus Active MidCap Fund (formerly, Dreyfus New Leaders Fund), Dreyfus Intermediate Term Income Fund and Dreyfus Opportunistic Midcap Value Fund Only--Shareholders beneficially owning Class A shares of Dreyfus Technology Growth Fund on April 15, 1999, Dreyfus Strategic Value Fund on May 31, 2001, Dreyfus Emerging Markets Fund on November 11, 2002, Dreyfus International Value Fund on November 14, 2002, Dreyfus Active MidCap Fund (formerly, Dreyfus New Leaders Fund) on November 25, 2002, Dreyfus Intermediate Term Income Fund on May 13, 2008 and Dreyfus Opportunistic Midcap Value Fund on May 29, 2008, may purchase Class A shares of such Fund at net asset value without a front-end sales charge and redeem Class A shares of such Fund without imposition of a CDSC.

Shareholders of Dreyfus Aggressive Growth Fund who received Class A shares of Dreyfus Active MidCap Fund (formerly, Dreyfus New Leaders Fund) as a result of the merger of such fund into Dreyfus Active MidCap Fund on March 28, 2003 may purchase Class A shares of Dreyfus Active MidCap Fund at net asset value without a front-end sales charge and redeem Class A shares of Dreyfus Active MidCap Fund without imposition of a CDSC for as long as the shareholder's account is open.

Shareholders of Dreyfus Large Company Value Fund who received Class A shares of Dreyfus Strategic Value Fund as a result of the merger of such fund into Dreyfus Strategic Value Fund on April 18, 2005 may purchase Class A shares of Dreyfus Strategic Value Fund at net asset value without a front-end sales charge and redeem Class A shares of Dreyfus Strategic Value Fund without imposition of a CDSC for as long as the shareholder's account is open.

SCHEDULE B (continued)

Shareholders beneficially owning Class A shares of Dreyfus Premier Core Bond Fund on February 29, 2000 who received Class A shares of Dreyfus Intermediate Term Income Fund as a result of the merger of such fund into Dreyfus Intermediate Term Income Fund on May 15, 2008 may purchase Class A shares of Dreyfus Intermediate Term Income Fund at net asset value without a front-end sales charge and redeem Class A shares of Dreyfus Intermediate Term Income Fund without imposition of a CDSC for as long as the shareholder's account is open.

Shareholders of Dreyfus A Bonds Plus, Inc. who received Class A shares of Dreyfus Intermediate Term Income Fund as a result of the merger of such fund into Dreyfus Intermediate Term Income Fund on May 14, 2008 may purchase Class A shares of Dreyfus Intermediate Term Income Fund at net asset value without a front-end sales charge and redeem Class A shares of Dreyfus Intermediate Term Income Fund without imposition of a CDSC for as long as the shareholder's account is open.

Shareholders of Dreyfus Global Growth Fund who received Class A shares of Dreyfus Worldwide Growth Fund as a result of the merger of such fund into Dreyfus Worldwide Growth Fund on August 28, 2002 may purchase Class A shares of Dreyfus Worldwide Growth Fund at net asset value without a front-end sales charge and redeem Class A shares of Dreyfus Worldwide Growth Fund without imposition of a CDSC for as long as the shareholder's account is open.

Purchases of Fund Shares Through Financial Intermediaries--The availability of the sales load waivers and the sales load schedules described above for Class A shares of a Fund purchased through a financial intermediary by shareholders for their existing accounts who beneficially owned Class A shares or who had received Class A shares of the Fund in exchange for their Class T shares of such Fund on the indicated dates shall depend on the policies, procedures and trading platforms of the financial intermediary.

SCHEDULE C

Contingent Deferred Sales Charge--Class C Shares--A CDSC of 1.00% payable to the Fund's Distributor shall be imposed on any redemption of Class C shares within one year of the date of purchase.  No CDSC shall be imposed to the extent that the net asset value of the Class C shares redeemed does not exceed (i) the current net asset value of Class C shares of the Fund acquired through reinvestment of Fund dividends or capital gain distributions, plus (ii) increases in the net asset value of the shareholder's Class C shares above the dollar amount of all payments for the purchase of Class C shares of the Fund held by such shareholder at the time of redemption.

If the aggregate value of the Class C shares redeemed has declined below their original cost as a result of the Fund's performance, a CDSC may be applied to the then-current net asset value rather than the purchase price.

In determining whether a CDSC is applicable to a redemption, the calculation shall be made in a manner that results in the lowest possible rate.  Therefore, it shall be assumed that the redemption is made first of amounts representing Class C shares of the Fund acquired pursuant to the reinvestment of Fund dividends and distributions; then of amounts representing the increase in net asset value of Class C shares above the total amount of payments for the purchase of Class C shares made during the preceding year; and finally, of amounts representing the cost of Class C shares held for the longest period of time.

Waiver of CDSC--The CDSC shall be waived in connection with (a) redemptions made within one year after the death or disability, as defined in Section 72(m)(7) of the Code, of the shareholder, (b) redemptions by employees participating in Retirement Plans, (c) redemptions as a result of a combination of any investment company with the Fund by merger, acquisition of assets or otherwise, (d) a distribution following retirement under a tax-deferred retirement plan or upon attaining age 70-1/2 in the case of an IRA or Keogh plan or custodial account pursuant to Section 403(b) of the Code, and (e) redemptions pursuant to any systematic withdrawal plan as described in the Fund's prospectus.  Any Fund shares subject to a CDSC which were purchased prior to the termination of such waiver shall have the CDSC waived as provided in the Fund's prospectus at the time of the purchase of such shares.

Amount of Distribution Plan Fees--Class C Shares--.75 of 1% of the value of the average daily net assets of Class C.

C-1